Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 1350 of Chapter 63 of Title 18 of the United States Code.

A. W. Bergeron, the President and Pam Strunk, the Chief Financial Officer of AES Red Oak, L.L.C., each certifies that, to the best of his or her knowledge:

1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Red Oak, L.L.C.

/s/ A.W. Bergeron
Name: A.W. Bergeron
President

/s/ Pam Strunk
Name: Pam Strunk
Chief Financial Officer